Exhibit 10.1

INVESTMENT AGREEMENT

between

1.	Africa Internet Holding GmbH [in the future: Jumia Technologies AG]

with its seat in Berlin, Germany, registered with the commercial register at the local court of Charlottenburg (Amtsgericht Charlottenburg), Germany, under no. HRB 142937 B, having its business address at Charlottenstrasse 4, 10969 Berlin,

- “Company” -

2.	AEH New Africa eCommerce I GmbH

with its seat in Berlin, Germany, registered with the commercial register at the local court of Charlottenburg (Amtsgericht Charlottenburg), Germany, under no. HRB 162781 B, having its business address at Charlottenstrasse 4, 10969 Berlin, Germany,

- “AEH” -

3.	Atlas Countries Support S.A.

with its seat in Brussels, Belgium, registered with the Crossroads Bank for Enterprises (Banque-Carrefour des Entreprises) under number 0568.968.148 RLE Brussels, having its office at Avenue du Bourget 3, 1140 Brussels, Belgium,

- “Orange” -

4.	AXA Africa Holding S.A.S.

with its seat in Paris, France, registered with the Paris Trade and Company Register (Greffe du Tribunal de Commerce de Paris) under number 799.163.845, having its registered office at 23, Avenue Matignon, 75008 Paris, France,

- “AXA” -

5.	CDC Group plc

with its seat in London, England, registered with the Companies House of England under no. 3877777, having its business address at 123 Victoria Street, London, SW1E 6DE, England,

- “CDC” -

6.	Chelsea Wharf Holdings S.à r.l.

with its seat in Luxembourg, Luxembourg, registered with the Trade and Companies Register in Luxembourg (Registre de Commerce et des Sociétés) under no. B 170759, having its business address at 51, avenue J. F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg,

- “CWH” -

7.	ELQ Investors VIII Limited

with its seat in London, England, registered with the Companies House of England under no. 09182214, having its business address at Peterborough Court, 133 Fleet Street, London, EC4A 2BB, England,

- “GS” -

8.	Millicom International Cellular S.A.

with its seat in Luxembourg, Luxembourg, registered with the Trade and Companies Register of Luxembourg (Registre de Commerce et des Sociétés) under no. B 40630, having its business address at 2, rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg,

- “Millicom” -

9.	Mobile Telephone Networks Holdings Ltd

with its seat in Johannesburg, South Africa, registered with the Companies and Intellectual Property Commission under no. 1993/001411/06, having its business address at Number 216, 14th Avenue, Fairlands, Roodepoort, Gauteng, Republic of South Africa,

- “MTN” -

10.	Rocket Internet Capital Partners (Euro) SCS

with its registered office at 8, Rue Lou Hemmer, L-1748 Findel, registered with the Trade and Companies Register (Registre de Commerce et des Sociétés) of the Grand Duchy of Luxembourg under number B201633,

- “Fund II” –

11.	Rocket Internet Capital Partners SCS

with its registered office at 8, Rue Lou Hemmer, L-1748 Findel, registered with the Trade and Companies Register (Registre de Commerce et des Sociétés) of the Grand Duchy of Luxembourg under B193554,

- “ Fund I” -

12.	Rocket Internet SE

with its seat in Berlin, Germany, registered with the commercial register (Handelsregister) at the local court of Charlottenburg (Amtsgericht Charlottenburg), Germany, under no. HRB 165662 B, having its business address at Charlottenstraße 4, 10969 Berlin, Germany,

- “Rocket” -

13.	Pernod Ricard Deutschland GmbH

with its seat in Cologne, Germany, registered with the commercial register (Handelsregister) at the local court of Cologne (Amtsgericht Köln), Germany, under no. HRB 38302, having its business address at Habsburgerring 2, 50674 Cologne, Germany,

- “New Investor” -

- no. 2 through no. 13 together the “Shareholders” and each a “Shareholder” -

- the Company and the Shareholders together the “Parties” and each a “Party” -

Table of Contents

§ 1	Preamble	7

§ 2	Interpretation and Definitions	9

§ 3	Effectiveness	9

§ 4	Shareholders’ Agreement	9

§ 5	Capital Increase	9

§ 6	Merger Control	12

§ 7	Additional Payments into the Free Capital Reserves	12

§ 8	Warranties to New Investor	13

§ 9	Liability and Legal Consequences of Breach of Warranties	15

§ 10	Warranties to the Existing Shareholders	17

§ 11	Covenants	19

§ 12	Anti-dilution protection	20

§ 13	Confidentiality	21

§ 14	Notices	23

§ 15	Assignment	27

§ 16	Costs	27

§ 17	Written Form	27

§ 18	Choice of Law and Legal Venue	27

§ 19	Severability	28

Schedule of Annexes

Annex 1.2 – List of Portfolio Companies

Annex 5.4 – Articles of Association

Index of Defined Terms

AEH	1

Articles	11

AXA	1

Bank Working Days	10

Capital Increase	10

Capital Increase Account	10

Capital Increase Resolution	10

CDC	1

Company	1

Compensation Shares	15

CWH	2

Defined Terms	9

Existing Shareholders	9

Fund I	3

Fund II	2

GS	2

Investment	8

Investment Agreement	9

Investor Contribution Amount	10

Listed Investor	21

Millicom	2

MTN	2

New Investor	3

New Investor Related Party	22

New Investor’s Additional Payment	12

New Shares	10

Non-registration Withdrawal Notice	11

Orange	1

Parties	3

Party	3

Portfolio Companies	7

Reduced Pre-Money Valuation	15

Rocket	3

Shareholder	3

Shareholders	3

Shareholders’ Agreement	9

Total Investment	16

Warranty Claim	16

§ 1

Preamble

1.1

The Company is a limited liability company under German law with its registered office in Berlin, registered with the commercial register of the local court of Charlottenburg under HRB 142937 B. The registered object of the Company is the administration of its own assets, in particular the acquisition, administration and sale of participations in other companies in Germany and abroad. The Company concentrates on investments in start-up entities in the field of internet, telecom, technology and new media. On the date hereof the Shareholders intend to resolve on a conversion of the Company into a stock corporation under German law. The conversion will become effective upon registration with the commercial register. The filing for registration of the conversion is expected to take place shortly after or concurrently with the filing for registration of the capital increase contemplated by this Investment Agreement.

1.2

The Company holds direct and indirect participations in the entities as set forth in Annex 1.2 (any entities and any future entities in which the Company holds direct and indirect participations, hereinafter being referred to as the “Portfolio Companies” and, together with the Company, “Jumia”).

1.3

The registered share capital of the Company currently amounts to EUR 132,629.00 and is divided into 132,629 shares with a nominal amount of EUR 1.00. The shares in the Company are currently held as follows:

Shareholder	Shares in EUR	Shares in % (rounded)
AEH	11,745.00	8.86
Orange	8,036.00	6.06
AXA	8,036.00	6.06
CDC	5,358.00	4.04
CWH	7,312.00	5.51
GS	3,748.00	2.83
Millicom	13,462.00	10.15
MTN	41,484.00	31.28
Fund II	1,684.00	1.27
Fund I	2,931.00	2.21
Rocket	28,833.00	21.74

Total	132,629.00	100.00

1.4

With resolution dated 6 November 2018 the managing directors of the Company resolved to increase the share capital of the Company by EUR 2.00 to EUR 132,631.00 through issuance of two (2) new shares with a nominal amount of EUR 1.00 each to the shareholder GS under utilization of the existing authorized capital pursuant to No. 5 of the articles of association of the Company (the “2-Euro-Capital Increase”). The application for registration of the 2-Euro-Capital Increase with the commercial register of the Company shall be submitted to the commercial register (Deed-Roll-No. R 1068/2018 of the notary Hans-Hermann Rösch, Berlin). Upon registration with the commercial register of the Company the 2-Euro-Capital Increase will become effective and the share capital of the Company will amount to EUR 132,631.00 at that time.

1.5

The Shareholders intend to enter into an arrangement regarding an additional investment in the Company in order to further pursue the development and growth of the Company as leading internet holding company in Africa. Following discussions between Jumia and the Pernod Ricard group (“Pernod Ricard”) and in the context of (i) a commercial partnership in relation to Pernod Ricard’s and Jumia’s respective businesses which is further described in that certain memorandum of understanding entered into on 17 December 2018, and (ii) the investment described hereafter, New Investor intends to provide the Company with further capital and to subscribe for newly issued shares in the Company (“Investment”) on the basis of a pre-money valuation of EUR 1,400,000,000.00. The Parties intend that the relevant capital increase will become effective after the 2-Euro-Capital Increase has been registered with the commercial register of the Company. To determine the terms and conditions of the Investment which, in the context described above, is viewed as a strategic investment for Pernod Ricard, the Parties wish to enter into this present investment agreement including the annexes hereto (“Investment Agreement”).

§ 2

Interpretation and Definitions

2.1	In this Investment Agreement defined terms (“Defined Terms”) shall have the meaning ascribed to them in the relevant paragraph.

2.2

Unless the context or the express provisions of this Investment Agreement require otherwise, headings and subheadings of the paragraphs and/or provisions contained herein are for convenience and reference purposes only and shall not have any effect on the meaning or construction of any of the provisions hereof.

§ 3

Effectiveness

3.1	This Investment Agreement shall become effective on the date hereof.

3.2

The Parties agree that this Investment Agreement shall prevail over the previous investment agreements relating to the Company, it being, however, understood that (i) the investment of each of the Shareholders shall remain governed by the respective investment agreement entered into in respect to such investment and (ii) rights and obligations of a Shareholder under an investment agreement governing the investment by such Shareholder shall remain unaffected.

§ 4

Shareholders’ Agreement

Simultaneously to the signing of this Investment Agreement, the Parties have entered into a new shareholders’ agreement regarding the Company dated 18 December 2018 (deed roll no. R 1076/2018 of the notary Hans-Hermann Rösch, Berlin) (including the annexes thereto) (“Shareholders’ Agreement”) which sets forth the terms and conditions of the reciprocal rights and duties of the shareholders of the Company and replaces all previous shareholders’ agreements.

§ 5

Capital Increase

5.1

The Shareholders (except New Investor) (“Existing Shareholders”) undertake to resolve on the increase of the registered share capital of the Company from EUR 132,631.00 (one hundred thirty-two thousand six hundred and thirty-one Euros) by EUR 7,105.00 (seven thousand one hundred and five Euros) to EUR 139,736.00 (one hundred thirty-nine thousand seven hundred thirty-six Euros) against contribution in cash (“Capital Increase”) immediately after the execution of this Investment Agreement by way of a shareholders’ resolution (“Capital Increase Resolution”) as set forth in the following paragraphs.

5.2

In the course of the Capital Increase and pursuant to this Investment Agreement, 7,105 (seven thousand one hundred and five) new shares with a nominal value of EUR 1.00 (one Euro) each (“New Shares”) shall be issued. The New Shares shall bear the right to participate in the profits of the Company beginning with the first day of the business year in which the Capital Increase has been registered with the commercial register. New Investor shall be admitted to subscribe for all New Shares as set forth in this Investment Agreement. The Existing Shareholders, as the sole shareholders of the Company, hereby waive their statutory and/or contractual subscription rights regarding the Capital Increase.

5.2.1	New Investor undertakes vis-à-vis each of the other Shareholders, but not vis-à-vis the Company, to subscribe without undue delay for the New Shares in the proper and valid form.

5.2.2

New Investor shall pay to the Company a cash contribution amounting to the total nominal value of the New Shares (“Investor Contribution Amount”) onto the following account of the Company (statement of use: “New Shares”):

Account holder: Africa Internet Holding GmbH
Bank:	Deutsche Bank AG
IBAN:	DE## #### #### #### #### ##
BIC:	DEUTDEDBBER

(“Capital Increase Account”), whereby the Investor Contribution Amount falls due for payment within five (5) days on which banks in Berlin, Dubai, Paris and Johannesburg are open for the general public except Friday, Saturday or Sunday (“Bank Working Days”) after New Investor has subscribed for the New Shares pursuant to § 5.2.1. The Company warrants that the Capital Increase Account is not an overdraft account.

5.2.3

The Company and the Shareholders shall procure that the Capital Increase and the corresponding revision of the Articles (as defined below) pursuant to § 5.4 below will be filed for registration and registered with the commercial register without undue delay after New Investor has duly subscribed for the New Shares pursuant to § 5.2.1 and has duly paid the Investor Contribution Amount pursuant to § 5.2.2. In this respect the Company and the Shareholders shall – also in case any interim orders will be issued – perform all acts and make all declarations necessary for the registration of the Capital Increase and the revision of the Articles pursuant to § 5.4 with the commercial register. In particular, each Existing Shareholder shall waive its individual right to appeal the shareholders’ resolutions passed with regard to the Capital Increase and the revision of the Articles.

5.3

The Parties agree that the Investor Contribution Amount paid in respect of the New Shares by New Investor shall not be used for payments until such time as the Capital Increase has been properly registered with the commercial register.

5.4

The Existing Shareholders shall amend and restate the Company’s articles of association (“Articles”) in the form as set forth in Annex 5.4 concurrently with the adoption of the Capital Increase Resolution as contemplated in § 5.1.

5.5	After registration of the Capital Increase with the commercial register, the shares in the Company will be held as follows:

Shareholder	Shares in EUR	Shares in % (rounded)
AEH	11,745.00	8.41
Orange	8,036.00	5.75
AXA	8,036.00	5.75
CDC	5,358.00	3.83
CWH	7,312.00	5.23
GS	3,750.00	2.68
Millicom	13,462.00	9.63
MTN	41,484.00	29.69
Fund II	1,684.00	1.21
Fund I	2,931.00	2.10
Rocket	28,833.00	20.63
New Investor	7,105.00	5.08

Total	139,736.00	100.00

5.6

If the registration of the Capital Increase with the commercial register has not occurred on or before 31 March 2019, New Investor shall be entitled at any time thereafter but in any event before 12 April 2019, by written notice to the Company (“Non-registration Withdrawal Notice”), to withdraw from (zurücktreten) this Investment Agreement with regard to the whole amount of the Investment, and the provisions of § 5.7 shall apply.

5.7

If New Investor issues a Non-registration Withdrawal Notice in accordance with the terms of § 5.6, the provisions of this § 5.7 and § 13 through § 19 shall continue to be of force and effect, but the remainder of this Investment Agreement shall be treated as if it had never become effective and no Party to this Investment Agreement shall have any liability towards any other Party under this Investment Agreement or the Shareholders’ Agreement.

§ 6

Merger Control

The Parties concur that the consummation of this Investment Agreement and the Shareholders’ Agreement is not subject to any filing requirements by any relevant and competent competition authority.

§ 7

Additional Payments into the Free Capital Reserves

7.1

New Investor undertakes vis-à-vis each of the other Shareholders, but not vis-à-vis the Company, which shall not have any claim in its own right to receive this amount (kein Vertrag zugunsten Dritter) pursuant to § 328 German Civil Code (BGB), to make an additional payment in the aggregate amount of EUR 74,990,433.00 (seventy-four million nine hundred ninety thousand four hundred and thirty-three Euros) into the Company’s free capital reserves within the meaning of section 272 para. 2 no. 4 of the German Commercial Code (HGB) pursuant to this § 7 (“New Investor’s Additional Payment”).

7.2

New Investor’s Additional Payment shall be due for payment (i) if registration of the Capital Increase with the commercial register occurs on or before 31 December 2018, on 10 January 2019 and (ii) if registration of the Capital Increase with the commercial register occurs after 31 December 2018, within ten (10) Bank Working Days after the registration of the Capital Increase with the commercial register.

7.3

If New Investor fails to make the New Investor’s Additional Payment within the time period specified in § 7.2 and within ten (10) Bank Working Days after receipt of a written warning to be issued by the Company, the New Shares may be redeemed (eingezogen), against payment of the nominal amount (to the extent the New Shares have been issued and the nominal amount has been paid). Subject to this § 7.3, New Investor hereby consents to the redemption of the New Shares in accordance with this § 7.3. In case of such redemption, the claim for the Additional Payment against New Investor shall lapse and the Company shall have no claim whatsoever against New Investor. The shareholders’ general meeting shall be competent to resolve on the redemption. Any voting rights resulting from the New Shares shall in such case be excluded. Upon redemption of all of its Shares pursuant to this § 7.3, New Investor shall cease to be party to the Investment Agreement and the Shareholders’ Agreement, provided that § 13 and § 18 shall continue to apply.

7.4

Each of the Shareholders agrees to exercise their voting rights and other rights they have in respect of the Company and the Portfolio Companies with a view of causing the Company to use the Additional Payments only for the purposes of the business of the Company and the Portfolio Companies.

§ 8

Company Warranties

8.1

The Company hereby warrants towards New Investor in the form of independent warranties (section 311 para. 1 of the German Civil Code (BGB)) that at the date hereof and as of the date of registration of the Capital Increase with the commercial register:

8.1.1

the Company is duly authorized to execute this Investment Agreement and has full power and authority to execute and perform its obligations under this Investment Agreement without the necessity of any act or consent of any other person whatsoever;

8.1.2	this Investment Agreement when executed by the Parties constitutes valid and binding obligations of the Company, enforceable in accordance with its terms;

8.1.3

the Company warrants that (i) it has been duly incorporated in accordance with applicable laws and is lawfully in existence; (ii) the statements in § 1.3 in relation to the Company and the Existing Shareholders are complete and correct; (iii) the shares shown in the table in § 1.3 comprise the entire issued share capital of the Company; (iv) all shares in the Company have been validly issued to the relevant Existing Shareholder, are fully paid up and no repayment of capital has been made to any of the Shareholders (whether openly or concealed); and (v) except for (x) certain options to acquire shares in the Company in the total nominal amount of EUR 9,861.00 granted to deserving managers, employees and other supporters of the Company and/or its Portfolio Companies that will be rolled up to the level of the Company and (y) the issuance of certain shares in the Company in the total nominal amount of EUR 351.00 to such managers, employees and other supporters against contribution of interests in Jumia UG (haftungsbeschränkt) & Co. KG to the Company, no options, warrants or other securities or rights to subscribe for new shares in the Company have been granted or agreed to by the Company. The Company holds, directly or indirectly, the shares and securities in the subsidiaries as set forth in Annex 1.2, validly issued and fully paid up;

8.1.4

the Company warrants that it is not aware of any breach of ESG Laws (as such term is defined in Annex 10.1 to the Shareholders’ Agreement) by it, by any of its Portfolio Companies or by any of their managers, directors, employees and shareholders, in relation to the business operated by Jumia;

8.1.5

the Company warrants that it is not subject to insolvency or similar proceedings under any applicable jurisdiction, no insolvency or similar proceedings in respect of it have been rejected due to a lack of assets and the Company has not applied for insolvency proceedings or similar proceedings. No circumstances exist which would require or permit an application for any insolvency proceedings in respect of the Company under any applicable laws and there are no circumstances in respect of the Company which according to applicable bankruptcy or insolvency laws would justify the voidance of this Investment Agreement;

8.1.6

all licenses, permits, approvals and other authorizations that are required for conducting the activities of the Company and its subsidiaries listed in Annex 1.2 as currently operated have been duly granted and are in full force and effect, and the Company is not aware of any event that may entail the modification, revocation or non-renewal of any such licenses, permits, approvals and other authorizations;

8.1.7

neither the execution of this Investment Agreement nor the performance of any of the obligations hereunder violate or conflict with (i) any of the terms of the articles of association or other organizational provisions (like shareholders’ agreements or rules for the management board) of the Company or (ii) any agreement, undertaking, obligation, order, judgment, law or decree by which the Company is bound.

8.1.8

The Company acknowledges that New Investor and more generally Pernod Ricard is subject to federal and state laws and regulations in United States of America (the “Tied-House Laws”) that prohibit suppliers from holding any direct or indirect interest, whether financial or by control through any means whatsoever, in an alcohol beverage retailer licensed in any state in the United States of America (any such retailer, a “US Retail Licensee” and any such interest in a US Retail Licensee, a “Prohibited Interest”). The Company warrants that (i) neither the Company, nor any entity directly or indirectly controlled by it has a Prohibited Interest or is a US Retail Licensee, (ii) to the Company’s best knowledge, neither a Company’s shareholder nor any entity controlling, under common control with or controlled by such shareholder, has a Prohibited Interest or is a US Retail Licensee, and (iii) no US Retail Licensee or any other party who holds a Prohibited Interest operates through the platform of the Company or of any entity directly or indirectly controlled by the Company. For the purposes of the preceding sentence, best knowledge shall mean the actual knowledge of Sacha Poignonnec and Jeremy Hodara provided that, in case of GS, the New Investor acknowledges that it and each of Sacha Poignonnec and Jeremy Hodara are generally aware of the global business of GS (and its affiliated entities) which may include market making, lending or other investment activity in relation to US Retail Licensees, but are not actually aware of any Prohibited Interest held by GS or its affiliated entities as at the date of this Agreement.

8.2

Except for the warranties given under the forgoing § 8.1 the Company has not given or gives or has made or makes any implied or express guarantee, representation or warranty and shall have no further liability in relation to the Company under statute, contract or theories of law or any other ground.

§ 9

Liability and Legal Consequences of Breach of Company Warranties

9.1

In the event of a breach of the warranties given by the Company in § 8.1, the Company, shall be obliged to restore the position of New Investor that would exist if such breach had not occurred. To the extent such restoration (i) is not possible, (ii) is not sufficient or (iii) has not been made within sixty (60) days after the Company has been informed about the breach in writing by New Investor, the Company shall compensate New Investor for all damages within the meaning of sections 249 et seqq. of the German Civil Code (BGB), sufficient to make such restoration as set out herein, provided, however, that New Investor shall not be entitled to claim any cash payment from the Company, but as an exclusive remedy, to be admitted to subscribe for newly issued shares in the Company against payment in cash (“Compensation Shares”) putting New Investor in the position as if it had made its investment under this Investment Agreement on a pre-money valuation of the Company as determined pursuant to the formula below (“Reduced Pre-Money Valuation”). The Existing Shareholders hereby undertake vis-à-vis New Investor to vote in favour of such capital increase and to waive their subscription rights and any other rights under the Articles, the Shareholders’ Agreement and this Investment Agreement regarding the issuance of and the subscription for the Compensation Shares, and to admit, and to take any other action as necessary to admit New Investor to subscribe for the Compensation Shares. The Parties acknowledge that no payments in cash shall be made by the Company.

The Reduced Pre-Money Valuation shall be calculated as follows:

Whereas,

RPV =	Reduced Pre-Money Valuation;

PV =	EUR 1,400,000,000.00;

D =	amount of the Warranty Claim (as defined below) of New Investor.

The number of Compensation Shares to be issued shall be calculated as follows (applying general rounding principles):

 Whereas,

P =	EUR 75,000,000.00;

RP =	price per share in the Company with the nominal value of EUR 1.00 calculated on the basis of the RPV and the share capital of the Company immediately prior to the Capital Increase (i.e. EUR 132,631.00);

NS =	number of new Compensation Shares to be issued;

S =	7,105.

9.2

In the event of a breach of a warranty given by the Company in § 8.1, New Investor shall give to the Company (as the case may be) written notice of such breach or non-fulfillment, promptly after its discovery by itself, but in no event later than 20 (twenty) Bank Working Days thereafter stating in such notice in reasonable detail the nature thereof and the amount involved, to the extent that such amount has been determined at the time when such notice is given, whereas a failure to comply with such provision to give notice or stating in reasonable detail nature or amount shall not exclude New Investor from making such claim unless and to the extent that the Company is actually prejudiced by the failure to give such notice (section 254 of the German Civil Code (BGB)). In case the Company becomes aware of such a breach of warranty, it is obliged to inform New Investor accordingly.

9.3

When calculating the amount of the liability of the Company under or in connection with the breach of a warranty given by the Company in § 8.1, all advantages actually realized in connection with the relevant matter shall be taken into account (Vorteilsausgleich) and the Company (as the case may be) shall not be liable in any respect of any claim for any loss suffered by New Investor to the extent of any corresponding savings by New Investor or any of New Investor Related Party arising from such breach if and to the extent such savings or benefits have actually been realized.

9.4

The Company shall not be liable for, and New Investor shall not be entitled to bring any claim of whatever nature under or in connection with this Investment Agreement for a breach of the warranties set forth in § 8.1 (“Warranty Claim”) if and to the extent that

9.4.1	the amount of the Warranty Claim has been recovered by New Investor from a third party or under an insurance policy in force;

9.4.2	the Warranty Claim results from a failure of New Investor to mitigate damages pursuant to section 254 of the German Civil Code (BGB);

9.4.3	the matter to which the Warranty Claim relates was, at the date hereof, contained in the current commercial register excerpt of the Company; or

9.4.4

the matter to which the Warranty Claim relates was fairly disclosed (in that it was disclosed in sufficient detail or manner to enable a prospective subscriber (acting reasonably) to be sufficiently aware of the matter so as to form a reasonable view of the nature and importance of the matter to which the disclosure relates) on or before the date hereof in an annex to this Investment Agreement or elsewhere in this Investment Agreement, provided that this § 9.4.4 shall only apply with regard to breaches of warranties pursuant to § 8.1.4 and § 8.1.8.

9.5

The aggregate liability of the Company under this § 9 shall not exceed New Investor’s total monetary commitment under this Investment Agreement (i.e. the sum of the Investor Contribution Amount and New Investor’s Additional Payment, hereinafter also referred to as the “Total Investment”). New Investor shall only be entitled to a claim if such claim exceeds EUR 1,500,000.00 (one million five hundred thousand Euros) and the total of all claims relating to a breach of warranties by the Company (i.e. the warranties given by the Company in § 8.1) exceeds EUR 4,500,000.00 (four million five hundred thousand Euros) (but then to the full extent) and New Investor’s total claims relating exclusively to a breach of the warranties given by the Company in § 8.1 shall be capped at 100% of the Total Investment, with the exception that claims relating exclusively to a breach of the warranties given by the Company in § 8.1.4, § 8.1.6 or § 8.1.8 shall be capped at 35% of the Total Investment.

9.6

In the event of a breach of any of the warranties given by the Company in § 8.1 the rights under this § 9, with the limitations stated herein shall constitute the sole and exclusive remedy; any other remedy or claims for breach of those representations and warranties including without limitation any statutory rights in case of breach of contract (such as a withdrawal from this Investment Agreement or damages in lieu of performance (Schadensersatz statt der Leistung)) shall be excluded. In particular, all claims and rights of New Investor based on the breach of any warranty, guarantee or representation as well as claims and rights of New Investor based on pre-contractual liability (Verschulden bei Vertragsschluss) or avoidance (Anfechtung) or resulting from a material change of basic assumptions (Wegfall oder Störung der Geschäftsgrundlage) shall be excluded.

9.7

The remedial procedure and the limitations of the liability of the Company of this § 9 shall not apply with respect to the Company if and to the extent the Company is liable of an intentional breach or fraudulent intent (Vorsatz oder Arglist).

9.8

If one and the same fact or circumstance constitutes a violation of more than one of the representations and warranties in the meaning of § 8.1 New Investor may claim damages only once in respect of the same losses suffered.

9.9

Any claim for a remedy due to a breach of any of the warranties pursuant to § 8.1 shall be time-barred (verjährt) at the earlier of (i) 3 (three) years after the date of this Investment Agreement, (ii) in case of remedies due to a breach of any of the warranties pursuant to § 8.1.4, § 8.1.6 and § 8.1.8, 18 months after the date of this Investment Agreement, or (iii) the day at which an initial public offering of shares/ADS of the Company with regard to a listing of such shares/ADS on a reputable stock exchange has occurred.

§ 10

Capacity Warranties

10.1

Each Existing Shareholder hereby warrants individually – not jointly and/or severally (keine teil- oder gesamtschuldnerische Haftung) – towards New Investor in the form of independent warranties (section 311 para. 1 of the German Civil Code (BGB)) that at the date hereof:

10.1.1

such Existing Shareholder is duly authorized to execute this Investment Agreement and has full power and authority to execute and perform its obligations under this Investment Agreement without the necessity of any act or consent of any other person whatsoever;

10.1.2	this Investment Agreement when executed by the Parties constitutes valid and binding obligations of such Existing Shareholder, enforceable in accordance with its terms; and

10.1.3

neither the execution of this Investment Agreement nor the performance of any of the obligations hereunder violate or conflict with (i) any of the terms of the articles of association or other organizational provisions (like shareholders’ or investment agreements or rules for the management board) of such Existing Shareholder or (ii) any agreement, undertaking, obligation, order, judgment, law or decree by which such Existing Shareholder is bound.

10.2

If warranties set forth in § 10.1 above are breached, (i) the aggregate liability of all Existing Shareholders vis-à-vis New Investor shall in no event exceed the amount of the Total Investment, and (ii) the liability of each Existing Shareholder shall in no event exceed such Existing Shareholder’s pro rata share of the amount of the Total Investment determined on the basis of its pro rata shareholding in the Company.

10.3

New Investor hereby warrants towards the Existing Shareholders in the form of independent warranties (section 311 para. 1 of the German Civil Code (BGB)) that at the date hereof unless a different date is stipulated below:

10.3.1

New Investor is duly authorized to execute this Investment Agreement and has full power and authority to execute and perform its obligations under this Investment Agreement without the necessity of any act or consent of any other person whatsoever;

10.3.2	this Investment Agreement when executed by it, constitutes valid and binding obligations of New Investor, enforceable in accordance with its terms; and

10.3.3

subject to the warranty of § 8.1.8 above being accurate, neither the execution of this Investment Agreement nor the performance of any of the obligations hereunder violate or conflict with (i) any of the terms of the articles of association or other organizational provisions (like shareholders’ or investment agreements or rules for the management board) of New Investor or (ii) any agreement, undertaking, obligation, order, judgment, law or decree by which New Investor is bound.

10.4	If warranties set forth in § 10.3 above are breached, the total liability of New Investor shall in no event exceed the amount of the Total Investment.

10.5

Except for the representations and warranties given under the forgoing paragraphs, neither New Investor nor any Existing Shareholder has given or made any implied or express guarantee, representation or warranty and shall have no further liability in relation to the Company under statute, contract or theories of law or any other ground.

§ 11

Covenants

11.1

During the period from the date of this Investment Agreement until the registration of the Capital Increase with the commercial register, the Company shall, and shall procure that each Portfolio Company will, and the Shareholders shall exercise their voting rights and other rights they have in respect of the Company and the Portfolio Companies with a view of procuring that the Company and the Portfolio Companies will, carry on each of their businesses in the normal course of business, in accordance with past practice. The Parties acknowledge for the avoidance of doubt that the Company may enter into the field of the insurance business as contemplated by the Shareholders’ Agreement, in compliance with all laws and regulations, policies and procedures applicable to them and consistent with past practice, including, without limitation, not to dispose of in whole or in part any interest in a Portfolio Company or any business of the Company or a Portfolio Company.

11.2

During the period from the date of this Investment Agreement until the registration of the Capital Increase with the commercial register, the Shareholders and the Company shall procure that New Investor is treated as if New Investor was fully entitled from the signing of this Investment Agreement under the Shareholders’ Agreement.

11.3

The Company hereby undertakes towards New Investor that it shall immediately inform New Investor upon becoming aware of any situation that might place New Investor in breach of the Tied-House Laws (as defined in § 8.1.8); in particular, the Company shall inform New Investor of (i) any intention that the Company or any of its affiliates become a US Retail Licensee, (ii) any contemplated acquisition or operation by the Company or its affiliates, directly or indirectly, of, and of any subscription or acquisition of shares of the Company by, a US Retail Licensee or any other entity that holds a Prohibited Interest, or (iii) any intention that a US Retail Licensee or other entity holding a Prohibited Interest use the Company’s platform.

11.4

The Parties acknowledge that on 17 December 2018, Pernod Ricard SSA (an Affiliate of New Investor) and Company have entered into a memorandum of understanding outlining the main terms and conditions of a commercial collaboration in relation to such parties’ respective businesses (the “Commercial Partnership”). The Company and New Investor undertake that they shall, and procure that Company or Pernod Ricard SSA (as applicable) will, use their best endeavors to finalize and enter into, as soon as practicable following the date hereof, the long form documentation relating to the Commercial Partnership as per the terms of the memorandum of understanding.

§ 12

Anti-dilution protection

12.1

If (i) an initial public offering of shares or ADS in the Company, occurs within 18 months from the date of this Agreement or (ii) a private financing round (i.e. any issuance of shares or securities giving access to the share capital of the Company other than in connection with an IPO) (“Private Financing Round”) occurs within 6 months from the date of this Agreement, and the Reference Price is lower than the Issue Price, New Investor shall be entitled to a compensation by way of shares or, as the case may be, ADS in the Company, reflecting such lower Reference Price (i.e. placing New Investor in a position as if it had received its pro-rata portion of shares in connection with the Capital Increase on the basis of the Reference Price). For the avoidance of doubt, this § 12.1 automatically terminates in case of the completion of an IPO, provided that all obligations pursuant to § 12.1 sentence 1 (i) resulting from such IPO, if any, have to be fulfilled.

12.2

“Reference Price” shall mean (i) in case of an IPO, the price at which the shares of the Company with the nominal value of EUR 1.00 or instruments representing such shares (e.g. ADS) are offered to investors in the course of an initial public offering and (ii) in case of a Private Financing Round, the price at which the shares of the Company with the nominal value of EUR 1.00 or instruments representing such shares are issued (i.e. nominal amounts plus payments into the Company’s capital reserves or any contributions in kind to the Company, if any).

12.3

“Issue Price” shall mean EUR 10,555.60 per share of the Company with the nominal value of EUR 1.00 provided that in case of purely nominal capital increases (without additional payments) in which the shareholders of the Company participate pro-rata to their shareholding in the Company and capital increases from the Company’s own funds (Kapitalerhöhungen aus Gesellschaftsmitteln), the Issue Price will be decreased proportionally to the nominal capital increase or the capital increase from the Company’s own funds.

12.4	Each of the Shareholders undertakes to vote and to cause the Company to take such decisions and actions in order to give effect to this § 12.

12.5

For the avoidance of doubt, in case that a Private Financing Round occurs later than six months from the date of this Agreement (i) § 12.1 through 12.4 of this Agreement shall not apply and (ii) § 12 of the Shareholders’ Agreement applies subject to its terms and requirements.

§ 13

Confidentiality

13.1

The Parties shall treat all information regarding this Investment Agreement and the Company, including, without limitation, the existence of this Investment Agreement and any related agreements, the parties to this Investment Agreement and any related agreements and any information relating to or of any Party which any other Party may have received or obtained, or will receive or obtain, in connection with or as a result of the entering into and consummation of this Investment Agreement, confidential. However, the Parties are entitled to disclose information:

13.1.1

to limited partners, employees, advisory bodies or advisors of each Party and the commercial banks or other financial institutions who themselves are subject to a comparable confidentiality obligation;

13.1.2	to future investors who wish to acquire a direct or indirect participation in the Company, if they sign a corresponding declaration of confidentiality;

13.1.3

to any third party, including investment banks, in connection with an IPO or financing measures of the Company, provided that such advisors have signed respective customary confidentiality undertakings; for the avoidance of doubt, including by way of disclosure in any prospectus or offering document (e.g. early investor, analyst and road-show presentations);

13.1.4	to a third party in connection with the sale of an enterprise, providing that the third party signs a corresponding declaration of confidentiality;

13.1.5	to tax and other public authorities, to the extent stipulated by statute by a court or administrative authority; and

13.1.6	to the extent to which necessary by statutory law, regulations or stock exchange rules binding a Party or anyone controlling a Party.

13.2	The Parties are entitled to disclose information to their affiliates.

13.3

Any Shareholder whose shares, American depository receipts or corresponding instruments are listed and/or whose controlling shareholder’s shares, American depository receipts or corresponding instruments are listed on a stock exchange (such Shareholder a “Listed Investor”) and its listed direct or indirect shareholders shall be entitled to disclose any information relating to this Investment Agreement or the Company as required under applicable law or any stock exchange rules binding such Listed Investor or to the extent that such information would otherwise typically be disclosed by such Listed Investor pursuant to its investor relations policy or best practice, provided that the Listed Investor’s investor relations policy or best practice shall in no event permit the Listed Investor to make any reference to the name of GS or any of GS’s affiliates or the terms of GS’s investment hereunder without the prior written consent of GS, except as required by law, under generally accepted accounting principles or under any rules of a stock exchange or governmental authority. The Parties acknowledge that information relating to the Company and its business provided by the Company to its Shareholders may constitute price-sensitive information in relation to financial instruments issued by Listed Investor, and will treat all such information as confidential; it being specifically understood that illegitimate disclosure of such information may constitute a violation of the applicable law and stock exchange regulations. Accordingly, the Company shall always discuss with the Shareholders before disclosure of any relevant information is made and undertakes to inform any recipient of written information under § 13.1.3 that such information may constitute insider information in relation to its Listed Investors.

13.4

The Parties shall not make any public announcement or issue a press release or respond to any enquiry from the press or other media concerning or relating to this Investment Agreement or its subject matter or the parties to it or the documents referred to in or entered into pursuant to this Investment Agreement without the prior written consent of the other Parties, except as required by law, under generally accepted accounting principles or the rules of any stock exchange or governmental authority, provided that from the date hereof, each Party shall be entitled to make a press release in the form as mutually agreed.

13.5

To the extent that the disclosure of information or the making of an announcement, as the case may be, is permitted under §§ 13.1.3 through 13.1.6, respectively, such disclosure or announcement shall, to the extent lawful, only be made after consultation with the other Parties and after taking into account the reasonable requirements of the other Parties as to the content of such disclosure or announcement.

13.6	The Company and each of the Existing Shareholders undertake with New Investor that they shall not:

13.6.1	use the name of New Investor and/or any of its affiliates within the meaning of section 15 of the German Stock Corporation Act (AktG) (“New Investor Related Party”) in any context whatsoever; or

13.6.2	hold themselves out as being associated with any New Investor Related Party in any manner whatsoever without the prior written consent of New Investor,

except as required by law, under generally accepted accounting principles or under any rules of a stock exchange or governmental authority. Nothing in this 13.6 will stop the Company or any of the Shareholders from saying that the Shareholders are shareholders in the Company.

13.7	The Parties (except New Investor) consent to New Investor publicizing:

13.7.1	the fact that New Investor is a shareholder in the Company; and

13.7.2

any other information about the Company and/or any Portfolio Company which is already in the public domain (unless the information is in the public domain as a result of a breach of this Investment Agreement by New Investor). For the avoidance of doubt, the right pursuant to § 13.7.2 shall apply to all other Shareholders mutatis mutandis.

§ 14

Notices

14.1

All notices, requests and other communications in connection with this Investment Agreement shall be made in writing in English and shall be delivered personally or sent by registered letter (in each case with a copy by email to the extent that an email address has been specified below for the respective addressee(s)) to the addresses below or to such other addresses as maybe specified by any Party to the other Parties in the same manner.

14.1.1	Notices to the Company:

Africa Internet Holding GmbH [in the future: Jumia Technologies AG]

Charlottenstraße 4

10969 Berlin, Germany

Attn: ###

Email: ###

with a copy to

Noerr LLP

Charlottenstrasse 57

10117 Berlin, Germany

Attn: ###

Email: ###

14.1.2	Notices to AEH:

AEH New Africa eCommerce I GmbH

Charlottenstraße 4

10969 Berlin, Germany

14.1.3	Notices to Orange:

Orange

Head of M&A

c/o ###

78 rue Olivier de Serres, 75015 Paris, France

###

###

Atlas Corporate Services

Managing Director ###, Orange Belgium

Bâtiment Sirius, Avenue du Bourget 3 – Bourgetlaan 3 - 1140 Brussel, Belgium

###

With copy to:

Orange General Counsel M&A

###

78 rue Olivier de Serres, 75015 Paris, France

###

###

14.1.4	Notices to AXA:

AXA Africa Holding S.A.S.

Attention: ###

Deputy General Counsel

23, avenue Matignon

75008 Paris/France

Email: ###

with a copy to:

Linklaters LLP

c/o ###

Prinzregentenplatz 10

81675 Munich, Germany

14.1.5	Notices to CDC:

CDC Group Plc.

Attn.: General Counsel

123 Victoria Street

London SW1E6DE

United Kingdom

email: ###

with a copy to

Willkie Farr & Gallagher LLP

An der Welle 4, 60322 Frankfurt am Main, Germany

14.1.6	Notices to CWH:

Chelsea Wharf Holdings S.à r.l.

51, avenue J. F. Kennedy

L – 1855 Luxembourg

Grand Duchy of Luxembourg

with a copy to

Kirkland & Ellis International LLP

Attn.: ###

Maximilianstraße 11

80539 Munich

Germany

Email: ###

14.1.7	Notices to GS:

ELQ INVESTORS VIII LTD

Attn.: ###

Peterborough Court, 133 Fleet Street, London EC4A 2BB

Email: ###

with a copy to

White & Case LLP

Attn: ###

5 Old Broad Street, London, EC2N 1DW

Email: ###

14.1.8	Notices to Millicom:

Millicom International Cellular S.A.

Attn: ###

General Counsel

2, rue du Fort Bourbon

1249 Luxembourg, Luxembourg

Email: ###

with a copy to

Jones Day

Breite Straße 69,

40213 Düsseldorf, Germany

Attn: ###

Email: ###

14.1.9	Notices to MTN:

MTN Group Limited

Attn: Executive Group Commercial Legal

216, 14th avenue, Roodepoort Fairlands Johannesburg (South Africa)

Fax number: +27 11 912 4093

Email: ### and ###

14.1.10	Notices to Fund II:

 Rocket Internet Capital Partners (Euro) SCS

 8, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg

 Attn: ###

 Email: ###; ###

14.1.11	Notices to Fund I:

 Rocket Internet Capital Partners SCS

 8, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg

 Attn: ###

 Email: ###; ###

14.1.12 Notices to Rocket:

 Rocket Internet SE

 Charlottenstraße 4

 10969, Berlin, Germany

 Attn: ###

 Email: ###

 with a copy to

 Noerr LLP

 Charlottenstrasse 57

 10117 Berlin, Germany

 Attn: ###

 Email: ###

14.1.13 Notices to New Investor:

 Pernod Ricard Deutschland GmbH

 Habsburgerring 2

 50674 Cologne, Germany

 Att: ### and ###

 Email: ### and ###

 with a copy to

 Weil, Gotshal & Manges LLP

 Maximilianstraße 13

 80539 Munich, Germany

 Attn: ###

 Email: ###

§ 15

Assignment

Any single rights and/or single obligations defined under this Investment Agreement or this Investment Agreement as a whole cannot be transferred or assigned in whole or in part without the prior written consent of the other Parties.

As an exception, New Investor shall be entitled to assign its rights under this Investment Agreement to any entity of Pernod Ricard to which New Investor transfers its shares of the Company.

§ 16

Costs

Each Party shall bear its own costs for the draft and advice in connection with the conclusion of this Investment Agreement and the measures provided for in it. The costs of the notarization of this Agreement shall be borne by the Company.

§ 17

Written Form

Alterations and additions to this Investment Agreement must be in written form and be signed by each Party in order to be valid, any such alteration or addition shall furthermore be notarized if notarial recording is prescribed. This also applies for any alterations or amendments or any waiver of this requirement of the written form.

§ 18

Choice of Law and Legal Venue

18.1	This Investment Agreement is subject to the substantive laws of the Federal Republic of Germany.

18.2

Any disputes of the Parties resulting out of or in connection with this Investment Agreement shall exclusively be settled by arbitration in accordance with the rules of German Institution of Arbitration (DIS-SchO) and the supplementary rules for corporate litigation (DIS-ERGes). The arbitration tribunal shall be composed of three arbitrators. The claimant and the respondent shall each nominate one member of the tribunal. The third member of the tribunal shall be mutually appointed by the members nominated by the claimant and the respondent and shall be the chairman. The place of arbitration shall be Berlin. The arbitration proceedings shall be conducted in English.

The effects of the arbitral decision shall extend also to Parties that have been timely nominated as concerned parties (Betroffene) regardless of whether they have chosen to make use of the option to act as intervenor (Nebenintervenient) in the arbitration proceedings (section 11 DIS-ERGes). Parties that were timely nominated as concerned shareholders shall recognise the decision made in accordance with the provisions of the supplementary rules for corporate litigation (DIS-ERGes).

Each Party remains bound by this § 18.2 even after having left the Company for whatever legal reason.

In case of any litigation which would be subject to arbitration proceedings in accordance with this § 18.2 but has been put in front of ordinary courts, the Company always has to raise the objection that arbitration proceedings have been agreed between the Parties pursuant to this Investment Agreement.

§ 19

Severability

19.1

In case individual provisions of this Investment Agreement are invalid or if this Investment Agreement contains gaps, this does not affect the validity of the remaining provisions. Such invalid provision shall be replaced and the gap shall be filled by a valid provision which corresponds to the meaning and purpose of the invalid provision and which corresponds to what would reasonably have been agreed in accordance with the sense and purpose of this Investment Agreement if the matter had been considered from the outset.

19.2

With regard to the rules of the German Institution of Arbitration (DIS-SchO) and the supplementary rules for corporate litigation (DIS-ERGes) agreed upon in § 18.2 of this Investment Agreement and in § 17.4 of the Articles of Association (Annex 5.4), reference is made to the reference deed of 18 February 2011 relating to notarial deed no. R 62/2011 of the notary Hans-Hermann Rösch, Berlin, according to section 13a Notarisation Act, of which a certified copy as well as a certified translation into the English language were available. The persons appearing waived the reading and attachment of this reference deed.

Annex 1.2

Jumia – Structure Chart Status as of 30.11.2018

		Slide No.
JUMIA	• Investors & Group Overview	2-3
JUMIA FOOD, JUMIA PAY, JUMIA ONE, JUMIA FRESH, JUMIA TRAVEL, JUMIA	• AIH General Merchandise KG • Subholding Nr. 8 KG • Subholding Nr. 11 KG • Subholdings Nr. 9/10/12 KG • Subholdings Nr. 15/17 KG	4 5 6 7 8
zando	• Juwel 194. Erste KG	9

JUMIA Number of legal entities	
• Holding entities	35
• Service entities	4
• Operational entities	41
• Total entites	80*

Graph Illustration

Venture Name
SSC
Country Name
Country Name
Company Name
Company Name

Venture Holding | Services Company | Country Holding | Dormant Holding | Operative Company: active and held by Jumia | Operative Company: not active

*Including companies that will be transferred to the group before year-end

1

Jumia – Investors Overview
Status as of 30.11.2018

Mobile Telephone Networks Holdings (Pty.) Ltd.
31,28%
Rocket Internet SE
21,74%
Millicom International Cellular S.A.
10,15%
AXA Africa Holding S.A.S.
6,06%
Chelsea Wharf Holdings S.à.r.l. (Blakeney)
5,51%
AEH New Africa eCommerce I GmbH
8,86%
Atlas Countries Support S.A. (Orange)
6,06%
CDC Group plc.
4,04%
ELQ Investors VIII Ltd. (Goldman Sachs)
2,83%
Rocket Internet Capital Partners SCS
2,15%
Rocket Internet Capital Partners (Euro) SCS
1,33%
Africa Internet Holding GmbH

2

Jumia – Group Overview

Status as of 30.11.2018

Africa Internet Holding GmbH
100%
G P
Bambino 162. VV UG
99,81%
Jumia KG
Jumia UG & Co. KG
100%
Service
Juwel 179. VV UG
0,19%
49%
Dubai
Jumia Facilities Management Services LLC
100%
Paris
Africa Internet Services SAS
100%
Porto
Silveroak Internet Services Portugal Lda.
100%
Luxembourg
Digital Services XLV (GP) S.à.r.l.
100%
Dormant
Juwel 162. VV UG
100%
G P
Juwel 194. VV UG
100%
G P
Juwel 193. VV UG
98,65%
Subholding
Juwel 194. VV UG & Co. erste. Verw. KG
99,99%
Subholding
AIH General Merchandise UG & Co. KG
99,80%
Subholding
AIH Subholding Nr. 8 UG & Co. KG
99,88%
Subholding
AIH Subholding Nr. 9 UG & Co. KG
98,92%
Subholding
AIH Subholding Nr. 10 UG & Co. KG
98,45%
Subholding
AIH Subholding Nr. 11 UG & Co. KG
99,91%
Subholding
AIH Subholding Nr. 12 UG & Co. KG
100%
Dormant
AIH Subholding Nr. 15 UG & Co. KG
100%
Dormant
AIH Subholding Nr. 17UG & Co. KG

3

Jumia - Structure Chart

Status as of 30.11.2018

Jumia UG & Co. KG
99,99%
Subholding
AIH General Merchandise UG & Co. KG
Bambino 53. VV UG
0,01%
90%
Algeria
AIH General Merchandise Algeria UG & Co. KG
49%
SARL Ecart Services Algeria
90,31%
Kenya
AIH General Merchandise Kenya UG & Co. KG
100%
Ecart Services Kenya Ltd.
100%
Atol Technology PLC
90%
Cameroon
AIH General Merchandise Cameroon UG & Co. KG
100%
Ecart Services Cameroon Ltd.
90%
Ghana
AIH General Merchandise Ghana UG & Co. KG
100%
Ecart Services Ghana Ltd.
90,67%
Morocco
AIH General Merchandise Morocco UG & Co. KG
100%
Ecart Services Morocco SARL (SSC)
90,11%
Ivory Coast
AIH General Merchandise Ivory Coast UG & Co. KG
100%
Ecart Services Ivory Coast SARL
100%
ATOL Ivory Coast S.à r.l.
90,86%
Egypt
AIH General Merchandise Egypt UG & Co. KG
99%
Jumia Egypt LLC
Juwel 194. VV UG
1%
E Trolley Services Angola
R-SC Internet Services Egypt Ltd.
1
Jumia for trading LLC (Egypt)
Bambino 53. VV UG
9,10%
87,09%
Juwel 179. VV UG
3,82%
Nigeria
AIH General Merchandise Nigeria UG & Co. KG
99,99%
Juwel 194. VV UG
0,01%
ECART Internet Services Nigeria Ltd.
100%
Jolali Global Resources Ltd.
2
Jumia Logitics Services Ltd.
Vamido Global Resources Ltd.
2
Gabi Internet Services Ltd.
Atol Internet Services Nigeria Ltd.
Jade Internet E-Services Nigeria Ltd.

1 In Rocket Structure but in Jumia administration - Liquidation in progress
2 1 out of 1 million shares is held by Gbolahan Fagbure

4

Jumia - Structure Chart

Status as of 30.11.2018

Jumia UG & Co. KG
99,80%
Subholding
AIH Subholding Nr. 8 UG & Co. KG
Bambino 53. VV UG
0,20%
10%
90%
90,28%
100%
Tanzania
AIH General Merchandise Tanzania UG & Co. KG
50%
Ecart Services Tanzania Ltd.
Tanzania
Juwel 193. VV UG & Co. 132. Verw. KG
50%
Juwel E-Services Tanzania Ltd.
Holding
Juwel 193. VV UG & Co. Fünfte Verw. KG
100%
Atol Internet Services Rwanda Ltd.
Algeria
Juwel 193. VV UG & Co. 23. Verw. KG
49%
SARL Jade E Services Algeria
Tunisia
Juwel 193. VV UG & Co. 24. Verw. KG
100%
Atol Internet Services S.a.r.l (Tunisia)
0,2%
Ecart Services Morocco SARL (SSC)
99,8%
Jumia Eservices S.à r.l.
Tanzania
Juwel 193. VV UG & Co. Zehnte Verw. KG
Atol Internet Services Mozambique Ltd.
Atol Internet Services Ltd. (Zambia)
Atol Internet Services Gabon SARL
Atol Services Congo Ltd.

*Transfer of 90% of the partnership interest to Juwel 193. VV UG & Co. Fünfte Verw. KG in progress

**Transfer of 50% of the share capital, currently held by a natural person, to Juwel 193. VV UG & Co. Fünfte Verw. KG in progress

5

Jumia - Structure Chart

Status as of 30.11.2018

Jumia UG & Co. KG
98,45%
Subholding
AIH Subholding Nr. 11 UG & Co. KG
Bambino 53. VV UG
1,55%
10%
90%
100%
90,74%
Ghana
Juwel 193. VV UG & Co. 128. Verw. KG
Senegal
Juwel 193. VV UG & Co. Vierte Verw. KG
Uganda
Juwel 193. VV UG & Co. Siebte Verw. KG
Morocco
Juwel 193. VV UG & Co. Dritte Verw. KG
100%
100%
100%
Jade E-Services Ghana Ltd.
Jade E-Services Senegal
Jade E-Services Uganda Ltd.
Jade E-Services Kenya Ltd.

6

Jumia - Structure Chart

Status as of 30.11.2018

Jumia UG & Co. KG
99,91%
99,88%
98,92%
Subholding
AIH Subholding Nr. 12 UG & Co. KG
Bambino 53. VV UG
0,09%
Subholding
AIH Subholding Nr. 9 UG & Co. KG
Bambino 53. VV UG
0,12%
Subholding
AIH Subholding Nr. 10 UG & Co. KG
Bambino 53. VV UG
1,08%
Tunisia
Juwel 193. VV UG & Co. Zwölfte Verw. KG
99,99%
Juwel 193. VV UG
0,01%
99,99%
Hellopay Africa Integrated Services Ltd.
Jade E-Services Tunisia SUARL
**
Misheck Samanyanga
25,5%
25,5%
Tatenda Chinodakufa
49%
100%
Lipco Internet Services Zimbabwe Ltd.
Atol Internet Services Ltd. (Mauritius)
African Internet Services S.A. (Angola)
*

*Held by local shareholders

**Will become inactive in November

7

Jumia - Structure Chart

Status as of 30.11.2018

Jumia UG & Co. KG
100%
100%
Dormant
AIH Subholding Nr. 15 UG & Co. KG
Dormant
AIH Subholding Nr. 17 UG & Co. KG
100%
100%
100%
Easy Taxi Egypt
Etaxi Internet Services Nigeria Ltd.
Lendico S.A. (PTY) LTD

8

Jumia - Structure Chart
Status as of 30.11.2018

Jumia UG & Co. KG
98,65%
Subholding
Juwel 194. VV UG & Co. Erste Verw. KG
Bambino 53. VV UG
1,35%
100%
Jade E-Services South Africa (Pty) Ltd.

9

Annex 5.4

Gesellschaftsvertrag

der

Africa Internet Holding GmbH

1.	Firma, Sitz

1.1.	Die Firma der Gesellschaft lautet Africa Internet Holding GmbH.

1.2.	Der Sitz der Gesellschaft ist Berlin.

2.	Gegenstand des Unternehmens

2.1.

Gegenstand des Unternehmens ist die direkte oder indirekte Verwaltung eigener Vermögenswerte, insbesondere die Gründung neuer Unternehmen oder der Erwerb existierender Unternehmen, die Entwicklung und Umsetzung neuer Geschäftskonzepte, der Erwerb, die Verwaltung und die Verfügung über Anteile an anderen Unternehmen und juristischen Personen in Deutschland oder im Ausland sowie die Erbringung von Dienst- und Beratungsleistungen, insbesondere mit Fokussierung auf so unterschiedliche Bereiche wie Internet, Online-Dienste, E-Commerce, Telekommunikation, Medien, Neue Medien, Technologien, Software, IT-Dienstleistungen, Marketing, Vertrieb, Personalbeschaffung, Finanzierung, Programmierung, Projektmanagement sowie Start-Up- und Wachstumsunternehmen.

2.2

Die Gesellschaft kann sämtliche Geschäfte tätigen, die mit dem Gegenstand des Unternehmens verbunden sind oder diesen begünstigen bzw. direkt oder indirekt fördern; die Gesellschaft kann sich insbesondere an anderen Unternehmen oder Gesellschaften mit gleichem oder direkt oder indirekt ähnlichem Unternehmensgegenstand beteiligen, diese Unternehmen oder Gesellschaften vertreten oder in solche Unternehmen oder Gesellschaften investieren. Die Gesellschaft kann Zweigniederlassungen errichten.

3.	Geschäftsjahr

Das Geschäftsjahr ist das Kalenderjahr.

4.	Stammkapital

Das Stammkapital der Gesellschaft beträgt EUR 139.736 (in Worten: EURO einhundertneununddreißigtausend siebenhundertsechsunddreißig).

5.	[gestrichen]

5a.	Genehmigtes Kapital 2018/I

Die Geschäftsführung ist ermächtigt, das Stammkapital der Gesellschaft innerhalb von fünf (5) Jahren ab Eintragung des genehmigten Kapitals in das Handelsregister um insgesamt bis zu EUR 10.212,00 (in Worten: Euro zehntausend zweihundertzwölf) durch Ausgabe von bis zu 10.212 neuen Geschäftsanteilen gegen Bar- und/oder Sacheinlagen, einschließlich Forderungen gegen die Gesellschaft, einmalig oder mehrmals zu erhöhen (“Genehmigtes Kapital 2018/I”). Das Genehmigte Kapital 2018/I dient

i.

der Erfüllung von Erwerbsrechten (Optionsrechten) in Bezug auf Geschäftsanteile an der Gesellschaft, die von der Gesellschaft an gegenwärtige und/oder ehemalige Geschäftsführer und/oder Mitarbeiter der Gesellschaft und/oder ihrer direkten und indirekten Tochtergesellschaften und an Dienstleister, Förderer oder Geschäftspartner der Gesellschaft und/oder ihrer direkten und indirekten Tochtergesellschaften gewährt wurden; und

ii.

zur Ausgabe von Geschäftsanteilen an der Gesellschaft an Inhaber von Gesellschaftsanteilen an direkten oder indirekten Tochtergesellschaften der Gesellschaft, einschließlich solcher Gesellschaftsanteile an direkten oder indirekten Tochtergesellschaften der Gesellschaft, die von ihrem Inhaber treuhänderisch gehalten werden.

Die neuen Geschäftsanteile, die aus dem Genehmigten Kapital 2018/I geschaffen werden, dürfen nur zu diesen Zwecken ausgegeben werden. Die Kapitalerhöhung ist nur insoweit durchzuführen, wie die Inhaber der ausgegebenen Optionsrechte von ihrem Optionsrecht Gebrauch machen und wie dies zur Ausgabe von Geschäftsanteilen an der Gesellschaft an Inhaber von Gesellschaftsanteilen an direkten oder indirekten Tochtergesellschaften der Gesellschaft, einschließlich solcher Gesellschaftsanteile an direkten oder indirekten Tochtergesellschaften der Gesellschaft, die von ihrem Inhaber treuhänderisch gehalten werden, erforderlich ist. Die neuen Geschäftsanteile sind ab dem 1. Januar des Jahres, in dem sie ausgegeben werden, am Gewinn der Gesellschaft beteiligt. Das Bezugsrecht der Gesellschafter ist ausgeschlossen. Die Geschäftsführung ist ermächtigt, nach Ausnutzung des genehmigten Kapitals den Gesellschaftsvertrag der Gesellschaft entsprechend anzupassen.

6.	Bekanntmachungen

Bekanntmachungen der Gesellschaft erfolgen nur im Bundesanzeiger.

7.	Dauer

Die Gesellschaft ist auf unbestimmte Dauer errichtet.

8.	Geschäftsführer

8.1

Die Gesellschaft hat einen oder mehrere Geschäftsführer. Die Bestellung, der Widerruf der Bestellung und die Abberufung der Geschäftsführer erfolgt durch Beschluss des Beirats (wie nachstehend in Ziffer 12.1 definiert). Ist ein Geschäftsführer bestellt, vertritt dieser die Gesellschaft allein; sind mehrere Geschäftsführer bestellt, wird die Gesellschaft durch zwei Geschäftsführer oder einen Geschäftsführer gemeinschaftlich mit einem Prokuristen vertreten.

8.2	Der Beirat (wie nachstehend in Ziffer 12.1 definiert) kann einem oder mehreren Geschäftsführern Einzelvertretungsbefugnis erteilen.

8.3

Der Beirat (wie nachstehend in Ziffer 12.1 definiert) kann durch einstimmigen Beschluss einen, mehrere oder sämtliche Geschäftsführer im Einzelfall oder generell von den Beschränkungen des Insichgeschäfts und/oder der Mehrfachvertretung gemäß § 181 BGB befreien.

9.	Geschäftsführung

9.1

Die Geschäftsführer sind verpflichtet, die Geschäfte der Gesellschaft in Übereinstimmung mit dem Gesetz, diesem Gesellschaftsvertrag in seiner jeweils gültigen Fassung sowie den Beschlüssen und Weisungen der Gesellschafter zu führen.

9.2	Die Gesellschafter haben durch einstimmigen Gesellschafterbeschluss eine Geschäftsordnung für die Geschäftsführung erlassen.

9.3

Die Geschäftsführer bedürfen zur Vornahme von Rechtsgeschäften, die in der jeweils aktuellen Fassung der Geschäftsordnung für die Geschäftsführung gemäß Ziffer 9.2 bestimmt sind, der vorherigen schriftlichen Zustimmung des Beirats (wie nachstehend in Ziffer 12.1 definiert), die per Fax, E-Mail oder auf sonstige schriftliche Weise erteilt werden kann. Einer Zustimmung bedarf es nicht, wenn solche Rechtsgeschäfte und Maßnahmen bereits vorab in einem durch mehrheitlichen Beschluss des anwesenden Beirats verabschiedeten Budget ausdrücklich aufgeführt und genehmigt worden sind und der Beirat an der Abstimmung nach den anwendbaren Regeln der Ziffer 4.3 der Geschäftsordnung für den Beirat teilnimmt, sofern alle Mitglieder des Beirats, die von Rocket und MTN ernannt worden sind, auch für den Beschluss stimmen.

9.4

Der Beirat kann die Geschäftsordnung für die Geschäftsführung jederzeit ändern und weitere Rechtsgeschäfte und Maßnahmen, für die die Zustimmung des Beirats erforderlich ist, bestimmen. Der Beirat kann auch seine Zustimmung im Voraus für bestimmte Gruppen und Arten von Geschäften und Maßnahmen erteilen.

10.	Gesellschafterversammlung

10.1

Die Gesellschafterversammlung beschließt in den durch Gesetz oder Satzung vorgeschriebenen Fällen. Eine Gesellschafterversammlung soll darüber hinaus auch immer dann einberufen werden, wenn es im Interesse der Gesellschaft erforderlich erscheint. Jeder Geschäftsführer und jeder Gesellschafter ist berechtigt, eine Gesellschafterversammlung einzuberufen. Die Gesellschafterversammlung kann über keine der Angelegenheiten beschließen, über die gemäß Ziffer 9.3 der Beirat zu beschließen hat.

10.2

Die Einberufung erfolgt durch Einschreiben (Übergabeeinschreiben, Einwurfeinschreiben oder Einschreiben mit Rückschein) an jeden Gesellschafter unter Angabe von Ort, Datum, Zeit und Tagesordnung mit einer Frist von mindestens vier Wochen im Fall ordentlicher Gesellschafterversammlungen und mindestens zwei Wochen im Fall außerordentlicher Gesellschafterversammlungen gerechnet ab dem auf den Tag der Zustellung folgenden Tag. Der Tag der Versammlung wird nicht mitgerechnet.

10.3

Soweit nicht eine notarielle Niederschrift der Gesellschafterversammlung aufgenommen wird, ist eine Niederschrift über den Verlauf der Versammlung aufzunehmen, in der Ort, Tag, Teilnehmer und Tagesordnung sowie der wesentliche Inhalt der Verhandlungen und die Beschlüsse der Gesellschafter anzugeben sind (zu Beweiszwecken, nicht als Wirksamkeitsvoraussetzung). Die Beschlüsse der Gesellschafterversammlung werden, soweit nicht Gesetz oder Satzung eine höhere Mehrheit vorschreiben, mit einfacher Mehrheit (über 50 % der abgegebenen Stimmen) gefasst. Je ein (1) Euro eines Geschäftsanteiles gewährt eine Stimme.

10.4

Solange nicht durch zwingende gesetzliche Vorschriften eine andere Form vorgeschrieben ist, können Gesellschafterbeschlüsse auch außerhalb einer Versammlung durch schriftliche (einschließlich Telefax), elektronische, mündliche oder telefonische Abstimmung verabschiedet werden, sofern jeder Gesellschafter an der Abstimmung teilnimmt und vorausgesetzt, dass alle Gesellschafter eine Niederschrift der so gefassten Beschlüsse unterzeichnen.

10.5

Sind sämtliche Gesellschafter anwesend oder vertreten und mit der Beschlussfassung einverstanden, so können Gesellschafterbeschlüsse auch dann gefasst werden, wenn die für die Einberufung, Ankündigung und Durchführung einer Gesellschafterversammlung geltenden gesetzlichen oder gesellschaftsvertraglichen Vorschriften nicht eingehalten worden sind, vorausgesetzt, dass alle Gesellschafter eine Niederschrift der so gefassten Beschlüsse unterzeichnen.

11.	Gesellschafterbeschlüsse

Eine Gesellschafterversammlung ist nur beschlussfähig, wenn mindestens 80 % des Stammkapitals vertreten sind und alle Gesellschafter der Gesellschaft ordnungsgemäß gemäß Ziffer 10 zu dieser Gesellschafterversammlung geladen wurden. Ist dies nicht der Fall, so ist eine neue Gesellschafterversammlung mit gleicher Tagesordnung unverzüglich gemäß Ziffer 10.2 einzuberufen. Diese ist ohne Rücksicht auf die Höhe des vertretenen Stammkapitals beschlussfähig, falls in der Einberufung hierauf hingewiesen wurde.

12.	Beirat

12.1	Die Gesellschaft hat einen Beirat („Beirat“). Dieser wird entsprechend den in 12.1.1 und 12.1.2 niedergelegten Regeln gebildet.

12.1.1	Die Gesellschafter der Gesellschaft ernennen die Mitglieder des Beirats.

12.1.2

Die Gesellschafterversammlung kann durch einstimmigen Gesellschafterbeschluss die Anzahl der Mitglieder des Beirats erhöhen oder verringern. Jeder Gesellschafter, der mehr als 5,00% des ausgegebenen Stammkapitals an der Gesellschaft hält, sowie Millicom International Cellular S.A., AXA Africa Holdings S.A.S., ELQ Investors VIII Limited, Atlas Countries Support S.A., CDC Group plc und Chelsea Wharf Holdings S.à r.l. unabhängig von ihrer Beteiligung, jedoch im Falle von ELQ Investors VIII Limited und CDC Group plc vorbehaltlich etwaiger Beschränkungen gemäß einer zwischen den Gesellschaftern der Gesellschaft abgeschlossenen Gesellschaftervereinbarung, kann einen nicht stimmberechtigten Beobachter des Beirats ernennen.

12.2

Die Gesellschafterversammlung kann eine Geschäftsordnung für den Beirat nur durch einstimmigen Gesellschafterbeschluss abändern, soweit diese Befugnis nicht gemäß Ziffer 12.4 auf den Beirat übertragen wurde.

12.3

Der Beirat hat einen Vorsitzenden und einen stellvertretenden Vorsitzenden. Eines der von dem Gesellschafter Rocket Internet SE („Rocket”), benannten Mitglieder des Beirats ist der Vorsitzende des Beirats. Die Geschäftsordnung für den Beirat kann weitergehende Regelungen insbesondere bezüglich der Selbstorganisation des Beirats vorsehen.

12.4

Der Beirat ist zuständig für (i) Zustimmungen zu sämtlichen Rechtsgeschäften und Maßnahmen der Geschäftsführer, die der vorherigen Zustimmung des Beirats gemäß (a) der Geschäftsordnung für den Beirat, (b) der Geschäftsordnung für die Geschäftsführung, (c) einem entsprechenden Beschluss der Gesellschafter oder des Beirats oder (d) diesem Gesellschaftsvertrag bedürfen und (ii) die Beschlussfassung in Bezug auf in § 46 Nr. 1, 1 lit. a, 1 lit. b, und Nr. 5 bis 8 GmbHG genannten Angelegenheiten, einschließlich des Abschlusses, der Änderung und der Beendigung von Dienstleistungsverträgen mit Geschäftsführern der Gesellschaft, und der Ernennung oder Abberufung eines Wirtschaftsprüfers der Gesellschaft.

12.5	Soweit rechtlich zulässig, finden die Regelungen des Aktiengesetzes (AktG) auf den Beirat keine Anwendung.

13.	Anfechtung

Die Beschlüsse der Gesellschafterversammlung können nur durch eine Klage gegen die Gesellschaft innerhalb einer Frist von zwei Monaten seit der Beschlussfassung angefochten werden. Die Anfechtungsfrist ist nur gewahrt, wenn die Klage innerhalb der Frist zugestellt ist.

14.	Übertragung von Geschäftsanteilen

14.1

Jegliche Veräußerung, Übertragung, Abtretung oder sonstige Verfügung oder Belastung, insbesondere die Verfügung über oder die Belastung von Geschäftsanteilen oder anderen Rechten an der Gesellschaft oder Teilen hiervon, bedarf zu ihrer Wirksamkeit der Zustimmung der Gesellschafter durch einstimmigen Gesellschafterbeschluss.

14.2

Jeder Gesellschafter (zur Vermeidung von Zweifeln einschließlich Mobile Telephone Networks Holding Ltd („MTN“) and Rocket) verpflichtet sich hiermit, in den folgenden Fällen seine Zustimmung im Rahmen einer Gesellschafterversammlung unverzüglich abzugeben:

14.2.1

Im Falle der Veräußerung, Übertragung, Abtretung oder sonstiger Verfügung über sämtliche oder einen Teil der von einem Gesellschafter gehaltenen Geschäftsanteile an ein Rechtssubjekt (eine Gesellschaft oder sonstiges) das direkt oder indirekt diesen Gesellschafter Kontrolliert, von diesem Gesellschafter direkt oder indirekt Kontrolliert wird oder mit diesem Gesellschafter direkt oder indirekt unter gemeinsamer Kontrolle steht oder an ein oder mehrere Rechtssubjekte, die direkt oder indirekt von diesem Gesellschafter Kontrolliert werden oder diesen direkt oder indirekt Kontrollieren oder mit diesem Gesellschafter direkt oder indirekt unter gemeinsamer Kontrolle stehen (jeweils ein „Verbundenes Unternehmen“), vorausgesetzt, dass das Verbundene Unternehmen vor Vollzug der Übertragung der Geschäftsanteile in schriftlicher Form erklärt, (a) an die Regelungen einer zwischen den Gesellschaftern der Gesellschaft abgeschlossenen Gesellschaftervereinbarung, gebunden zu sein, (b) in Bezug auf sämtliche nicht erfüllten Verpflichtungen aus der betreffenden Investitionsvereinbarung neben dem Übertragenden gebunden zu sein (d.h. der Übertragende bleibt neben einem solchen Erwerber voll haftbar in Bezug auf alle Handlungen und Verpflichtungen aus oder im Zusammenhang mit der betreffenden Investitionsvereinbarung) und (c) die Geschäftsanteile an den übertragenden Gesellschafter zurück zu übertragen, wenn die Eigenschaft als Verbundenes

Unternehmen während der Laufzeit einer zwischen den Gesellschaftern der Gesellschaft abgeschlossenen Gesellschaftervereinbarung wegfällt. Zum Zwecke dieser Ziffer 14.2.1 werden Rocket Internet Capital Partners SCS („Fund I“) und Rocket Internet Capital Partners (Euro) SCS („Fund II“ und gemeinsam mit Fund I die „Funds“) nicht als mit Rocket Verbundene Unternehmen angesehen, jedoch werden die Funds als miteinander Verbundene Unternehmen angesehen. MTN kann alle ihre Geschäftsanteile an der Gesellschaft auf eine neu gegründete Gesellschaft, die direkt oder indirekt zu 100% von MTN Group Limited („MTN-Erwerber“) gehalten wird, übertragen. Wenn MTN sich für die Übertragung an den MTN-Erwerber, wie soeben beschrieben, entscheidet, gilt die Zustimmung der anderen Gesellschafter als erteilt. Die Geschäftsanteile des MTN-Erwerbers an der Gesellschaft müssen an ein anderes Verbundenes Unternehmen von MTN übertragen werden, sofern die Eigenschaft des MTN-Erwerbers als Verbundenes Unternehmen von MTN während der Laufzeit einer zwischen den Gesellschaftern der Gesellschaft abgeschlossenen Gesellschaftervereinbarung wegfällt (jeweils eine „Privilegierte Übertragung“).

„Kontrolle“ (oder ebenfalls „Kontrolliert“ oder „Kontrollieren“) meint den (direkten oder indirekten) entscheidenden Einfluss auf die Geschäftspolitik der betreffenden Gesellschaft, einschließlich der (direkten oder indirekten) Kontrolle durch das Halten einer Stimmrechtsmehrheit oder der Mehrheit der Gesellschaftsanteile an der betreffenden Gesellschaft oder das (direkte oder indirekte) Recht die Geschäftsführer einer solchen Gesellschaft, die die Mehrheit der Stimmen in einer Geschäftsführerversammlung haben, zu ernennen oder zu wählen oder die Ernennung oder Wahl zu kontrollieren. „Verbundenes Unternehmen“ im Verhältnis zu einem oder mehreren der Herren Marc, Oliver und/oder Alexander Samwer (jeder einzeln ein „Samwer Bruder“ und zusammen die „Samwer Brüder“), meint ein Rechtssubjekt (eine Gesellschaft oder sonstiges), welches direkt oder indirekt von einem oder mehreren der Samwer Brüder Kontrolliert wird.

14.2.2

In jedem sonstigen Fall der Veräußerung, Übertragung, Abtretung oder sonstiger Verfügung über sämtliche oder einen Teil der von einem Gesellschafter gehaltenen Geschäftsanteile an einen Dritten nach (i) einem IPO oder (ii) dem 16. September 2016 (je nachdem was früher eintritt), vorausgesetzt, dass (soweit nicht in einer zwischen den Gesellschaftern der Gesellschaft abgeschlossenen Investitionsvereinbarung hierzu Abweichendes vereinbart ist) sämtliche Vorkaufs- und/oder Mitverkaufsrechte aus einer

Gesellschaftervereinbarung, die zwischen den Gesellschaftern der Gesellschaft vereinbart wurde, ordnungsgemäß von dem Gesellschafter, der beabsichtigt, seine Geschäftsanteile zu veräußern, eingehalten wurden, und dass der jeweilige Erwerber der jeweiligen Gesellschaftervereinbarung, die zwischen den jeweiligen Gesellschaftern der Gesellschaft abgeschlossen wurde, beitritt und einwilligt, für sämtliche ausstehenden zusätzlichen Zahlungen gemäß der betreffenden Investitionsvereinbarung neben dem Übertragenden haftbar zu sein (d.h. der Übertragende bleibt voll haftbar neben einem solchen Erwerber in Bezug auf zusätzliche Zahlungen nach der betreffenden Investitionsvereinbarung).

14.2.3

In jeglichen sonstigen Fällen in Bezug auf eine Veräußerung, Übertragung, Abtretung oder sonstige Verfügung über sämtliche oder einen Teil der von einem Gesellschafter gehaltenen Geschäftsanteile an einen Dritten, soweit es in einer zwischen den Gesellschaftern der Gesellschaft abgeschlossenen Gesellschaftervereinbarung ausdrücklich vorgesehen ist.

14.3

Ziffer 14.1 gilt entsprechend für die Einräumung von Treuhandverhältnissen, Verpfändungen, Unterbeteiligungen, die Abtretung und Anrechnung von Ansprüchen und Rechten, die sich aus den Geschäftsanteilen an der Gesellschaft ableiten, insbesondere für alle Ansprüche auf Auszahlung des Gewinns, mit Ausnahme des Abschlusses von Pfandverträgen mit und der Abtretung von Ansprüchen an Banken in Verbindung mit externen Finanzierungsvereinbarungen.

14.4

Die Einziehung (Amortisation) von Geschäftsanteilen ist mit Zustimmung des betroffenen Gesellschafters zulässig. Statt der Einziehung können die Gesellschafter einstimmig beschließen, dass die Anteile auf die Gesellschaft, die anderen Gesellschafter im Verhältnis ihrer Beteiligung an der Gesellschaft oder auf eine von ihr benannte dritte Person zu übertragen sind. Der vorgenannte Satz gilt entsprechend für den Fall, dass nach einer Einziehung neue Geschäftsanteile gebildet werden, die die eingezogenen Geschäftsanteile ersetzen. Die Einziehung wird durch die Gesellschaft schriftlich gegenüber dem Betroffenen erklärt; die Erklärung bedarf eines vorherigen Gesellschafterbeschlusses. Die Einziehung wird unabhängig von der Zahlung einer Abfindung mit der Erklärung der Einziehung wirksam.

15.	Jahresabschluss; Dividendenausschüttungen

15.1	Die Geschäftsführer erstellen den Jahresabschluss (Bilanz, Gewinn- und Verlustrechnung und Anhang) für das beendete Geschäftsjahr innerhalb des gesetzlich vorgeschriebenen Zeitraums.

15.2	Alle Gesellschafter nehmen an Dividendenausschüttungen jeweils pro rata ihrer Beteiligung am nominalen Stammkapital der Gesellschaft teil.

16.	Wettbewerbsverbot

Soweit nicht anderweitig in einem separaten Vertrag vereinbart, gilt für die direkten Gesellschafter in keinem Geschäftszweig der Gesellschaft ein Wettbewerbsverbot.

17.	Salvatorische Klausel

17.1	Im Übrigen gelten die gesetzlichen Bestimmungen.

17.2

Dieser Gesellschaftsvertrag bleibt auch dann gültig, wenn einzelne Vorschriften dieses Gesellschaftsvertrages sich als ungültig erweisen sollten. Die ungültige Vorschrift ist alsdann so zu ergänzen oder umzudeuten, dass der mit der ungültigen Vorschrift beabsichtigte wirtschaftliche Zweck erreicht wird. Entsprechend ist zu verfahren, wenn sich bei der Durchführung des Gesellschaftsvertrages eine ergänzungsbedürftige Lücke ergibt.

17.3	Dieser Gesellschaftsvertrag unterliegt dem Recht der Bundesrepublik Deutschland.

17.4

Alle Streitigkeiten der Gesellschafter, die sich aus oder im Zusammenhang mit diesem Gesellschaftsvertrag ergeben oder die auf andere Weise die Gesellschafterstellung und Gesellschafterrechte berühren, werden ausschließlich im Wege der Schiedsgerichtsbarkeit nach der Schiedsgerichtsordnung der Deutschen Institution für Schiedsgerichtsbarkeit (DIS-SchO) und den Ergänzenden Regeln für gesellschaftsrechtliche Streitigkeiten (DIS-ERGeS) entschieden. Das Schiedsgericht besteht aus drei Schiedsrichtern. Der Kläger und der Beklagte ernennen jeweils ein Mitglied des Gerichts. Das dritte Mitglied des Gerichts wird durch die jeweils vom Kläger und dem Beklagten ernannten Mitglieder gemeinsam ernannt und soll dem Gericht vorsitzen. Gerichtsstand ist Berlin. Sprache des Schiedsgerichtsverfahrens ist Englisch.

Die Wirkungen des Schiedsspruches gelten auch für und gegen diejenigen Gesellschafter, die rechtzeitig zu Betroffenen ernannt wurden und zwar unabhängig davon, ob sie sich entschieden haben, als Nebenintervenient im Schiedsgerichtsverfahren aufzutreten (§ 11 DIS-ERGeS). Gesellschafter, die rechtzeitig als Betroffene ernannt worden sind, müssen die Entscheidung, die gemäß den Bestimmungen der Ergänzenden Regeln für gesellschaftsrechtliche Streitigkeiten (DIS-ERGeS) ergeht, anerkennen.

Die Gesellschafter bleiben auch nach ihrem Ausscheiden aus der Gesellschaft - gleich aus welchem Rechtsgrund - an die Regelungen dieser Ziffer 17.4 gebunden.

Wurden Streitigkeiten, die gemäß der vorliegenden Ziffer 17.4 der Schiedsgerichtsbarkeit unterliegen, bei ordentlichen Gerichten anhängig gemacht, hat die Gesellschaft stets die Einrede zu erheben, dass zwischen den Gesellschaftern das Schiedsgerichtsverfahren vereinbart wurde.